UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

July 13, 2009
Date of report (Date of earliest event reported)

Energy Conversion Devices, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-8403	38-1749884
(Commission File Number)	(IRS Employer Identification No.)

2956 Waterview Drive, Rochester Hills, MI	48309
(Address of Principal Executive Offices)	(Zip Code)

(248) 293-0440
(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.02.	Termination of a Material Definitive Agreement.

          On July 13, 2009 (the “Transaction Date”), Ovonic Battery Company, Inc., (“OBC”), a subsidiary of Energy Conversion Devices, Inc. (“ECD” or the “Company”), and Chevron Technology Ventures, LLC (“CTV”), a subsidiary of Chevron Corporation, completed the sale of 100% of the membership interests in Cobasys LLC to SB LiMotive Co. Ltd. (“SBL”), as more fully described in Item 8.01 and the press release furnished as Exhibit 99.1 of this report. In connection with the sale of Cobasys, the Amended and Restated Operating Agreement of Cobasys LLC (the “Operating Agreement”) dated as of July 2, 2004, among ECD, OBC and CTV, was terminated effective as of the Transaction Date. Termination of the Operating Agreement was effectuated by a Termination Agreement dated as of the Transaction Date by and among OBC, ECD and CTV, a copy of which is filed as Exhibit 10.1 to this report.

          The Operating Agreement provided for (i) the rights and obligations of the members with respect to governance, funding and operation of Cobasys and distributions from Cobasys, (ii) certain rights and restrictions with respect to the disposition of the members’ interests in Cobasys, (iii) certain contingent funding obligations of ECD, and (iv) applicable dispute resolution procedures and certain remedies. The Operating Agreement was executed concurrently with an Amended and Restated Intellectual Property License Agreement (the “Technology Agreement”) under which OBC, ECD and CTV licensed certain intellectual property to Cobasys.

          As described in the press release furnished as Exhibit 99.1, the transaction included a restructuring of the Technology Agreement so that OBC has royalty free, exclusive rights to the technology for defined non-transportation uses, and Cobasys has royalty free exclusive rights for defined transportation uses. Prior to the restructuring, CTV held title to the core patents underlying the licenses and the cost of patent maintenance was paid by Cobasys. As of the closing, the patents will be held in a patent trust with each of Cobasys, ECD and OBC responsible for the costs of patent maintenance associated with the patents they originated. OBC and ECD, as the originators of most of the patents, are responsible for a majority of the patent maintenance costs for the trust patents. As part of the restructuring, Cobasys has an option until April 2010 to withdraw from its obligations under the patent trust by surrendering to OBC its exclusive license in the transportation field.

Section 8 – Other Events

Item 8.01.	Other Events

On July 13, 2009, Energy Conversion Devices, Inc. issued a press release announcing the sale of Cobasys LLC by its subsidiary, Ovonic Battery Company, Inc., and Chevron Technology Ventures, LLC, a subsidiary of Chevron Corporation, to SB LiMotive Co. Ltd. A copy of the press release is filed as Exhibit 99.1 to this report.

Section 9 – Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits
(d)	Exhibits
	10.1	Termination Agreement dated as of July 13, 2009

	99.1	Press Release issued July 13, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERGY CONVERSION DEVICES, INC.

	By:	/s/ Jay B. Knoll
		Name:	Jay B. Knoll
		Title:	Senior Vice President, General Counsel and CAO

Date: July 14, 2009

EXHIBIT INDEX

Exhibit Number	Description

10.1	Termination Agreement dated as of July 13, 2009

99.1	Energy Conversion Devices press release dated July 13, 2009.